Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Coherent Corp. Omnibus Incentive Plan of our reports dated August 18, 2023, with respect to the consolidated financial statements and schedule of Coherent Corp. and Subsidiaries and the effectiveness of internal control over financial reporting of Coherent Corp. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 17, 2023